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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024
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Analog Devices, Inc.
(Exact name of Registrant as Specified in its Charter)
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Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way
Wilmington,	MA	01887
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (781) 935-5565

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard C. Puccio, Jr. as Executive Vice President and Chief Financial Officer

On January 25, 2024, Analog Devices, Inc. (the “Company”) announced the appointment of Richard C. Puccio, Jr. as Executive Vice President and Chief Financial Officer (principal financial officer), effective as of February 5, 2024. In this role, Mr. Puccio will set the Company’s financial strategy and lead the Company’s global finance operations. James Mollica will continue to serve as the Company’s interim Chief Financial Officer (principal financial officer) until Mr. Puccio’s first date of employment.

Mr. Puccio, 56, most recently served as the Chief Financial Officer at Amazon Web Services, Inc. (“AWS”), a leading global cloud and technology services provider, from May 2021 to January 2024. Prior to his role at AWS, Mr. Puccio was at PricewaterhouseCoopers, a professional services firm, for nearly 29 years, serving as a Partner for 21 years.

There are no family relationships between Mr. Puccio and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Puccio has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Employment Arrangements with Mr. Puccio

In connection with his appointment as Executive Vice President and Chief Financial Officer, the Company entered into an offer letter with Mr. Puccio (the “Offer Letter”) setting forth the terms of his employment and compensation. Under the terms of the Offer Letter, Mr. Puccio’s annual base salary will be $670,000, and he will be eligible for an annual cash incentive bonus with a target award percentage of 125% of base salary under the Company’s Executive Performance Incentive Plan. In addition, Mr. Puccio will receive a one-time hiring bonus of $500,000.

Pursuant to the Offer Letter and in accordance with the Company’s equity award guidelines and policies, on the 15th of the month following his start date (or if Nasdaq is closed on that day, the next succeeding business day that Nasdaq is open), Mr. Puccio will be granted a restricted stock unit award with a grant date value of $10 million, which vests in equal annual installments over a three-year period, commencing on the first anniversary of the grant date, subject to Mr. Puccio’s continued employment with the Company through each vesting date. Mr. Puccio will also receive an annual equity award for fiscal year 2024 with a grant date value of $5.5 million, which will be comprised of the same types of equity received by other executives reporting to the Company’s Chief Executive Officer.

In connection with Mr. Puccio’s appointment, the Company and Mr. Puccio will enter into the Company’s standard (i) Employee Retention Agreement for officers and key employees, the form of which has been previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2012, and (ii) Indemnification Agreement for executive officers, previously filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2008 filed with the SEC on November 25, 2008.

Item 7.01.    Regulation FD Disclosure.

A press release, dated January 25, 2024, announcing the appointment of Richard C. Puccio, Jr. as Executive Vice President and Chief Financial Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 7.01, including the press release attached hereto as exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended regardless of any general incorporation language in such filing.

Item 9.01.     Financial Statements and Exhibits.
(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated January 25, 2024.
104	Cover page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 25, 2024	ANALOG DEVICES, INC.
		By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson
Senior Vice President, Chief Legal Officer and Corporate Secretary